                                                                   EXHIBIT 10.18



         DISPUTED PARTNERSHIP INTEREST PURCHASE AGREEMENT [WAREHOUSES]


         THIS DISPUTED PARTNERSHIP INTEREST PURCHASE AGREEMENT [WAREHOUSES] (the "Agreement") is made this 6th day of October, 1995, by and between RONALD
S. HAFT, personally ("Seller"), and DART GROUP CORPORATION ("Purchaser").


                              W I T N E S S E T H:


         WHEREAS, Seller is the owner of the interests set forth on Exhibit A-2 (the "Undisputed Interests") in the Partnerships and/or limited liability company set forth on Exhibit A-1;

         WHEREAS, Seller claims that he or the entities set forth on Exhibit A-3 are also the owners of the interests in the Partnerships as set forth on Exhibit A-3 ("RSH's Claimed Partnership Interests"), the ownership of which is disputed by Herbert H. Haft;

         WHEREAS, Herbert H. Haft claims that Seller is also the owner of the interests in the Partnerships as set forth on Exhibit A-4 ("HHH's Claimed Ownership by RSH") in addition to the Undisputed Interests but in lieu of the RSH's Claimed Partnership Interests;

         WHEREAS, Seller is the owner of a one percent (1%) interest as a limited partner in each of Trak Chicago Tier II Limited Partnership and 75th Avenue Tier II Limited Partnership (the "Tier II LP Interests");

         WHEREAS, RSH's Claimed Partnership Interests, HHH's Claimed Ownership by RSH, and the Tier II LP Interests are hereinafter referred to collectively as the "Disputed Partnership Interests" (it being agreed that the interests in Pennsy Drive Warehouses, L.L.C. are not subject to this Agreement);

         WHEREAS, Purchaser desires to buy and Seller is willing to sell the Disputed Partnership Interests, it being the intent of the parties that Seller is to quitclaim and cause the entities named on Exhibit A-3 (collectively, the "Selling Entities") to quitclaim the Disputed Partnership Interests and the economic interests appurtenant thereto (the "Disputed Economic Interests");

         NOW, THEREFORE, in consideration of the foregoing, One Dollar ($1.00), the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

         1.      PURCHASE AND SALE OF PARTNERSHIP INTERESTS.

                 1.1 (a) Seller shall assign, sell, transfer and otherwise convey to Purchaser, and Seller shall cause each Selling Entity to assign, sell, transfer and otherwise convey to Purchaser, on a quitclaim basis (except as set forth in Section 4 below), all of Seller's and/or such Selling Entity's right, title and interest, if any, in the Disputed Partnership Interests and Disputed Economic Interests at the Closing(s) (hereinafter defined) as provided in Section 5 hereof.

                          (b)  Seller acknowledges that Purchaser's acquisition
of the Disputed Partnership Interests and Disputed Economic Interests owned or claimed by 75th Avenue Tier II Limited Partnership and Trak Chicago Tier II Limited Partnership (as shown on Exhibit A-3) will trigger material adverse tax consequences to Seller. Seller hereby waives and releases Purchaser from any claims, liability, or responsibility with respect thereto.

                 1.2 Notwithstanding Section 1.1 above to the contrary, if and to the extent Section 1.1 or the implementation of its provisions would give rise to a right of first offer or right of first refusal on the part of any third party who desires to exercise that right, then Section 1.1 shall, without further action by the parties, be automatically suspended or null and void with respect to the Disputed Partnership Interests and/or Disputed Economic Interests to which the third party desires to exercise such right. Seller hereby gives his consent to the conveyances set forth in Section 1.1 and waives all rights of first offer or first refusal he may have with respect thereto. To the extent he has the power and authority to do so, Seller hereby causes each Partnership and each Selling Entity to consent to the conveyances set forth in Section 1.1 and to waive all rights of first offer or first refusal they may have with respect thereto.

                 1.3 Seller hereby approves and waives any right of first offer or first refusal, and, to the extent he can control the Selling Entities, Seller hereby causes the Selling Entities to approve and waive any right of first offer or first refusal, with respect to any acquisition by Purchaser or its parent, subsidiary or affiliated entities of any of Herbert H. Haft's claimed interests (or any appurtenances thereto) in any of the Partnerships or in any Selling Entity.


         2.      PAYMENT AND PLEDGE OF PROSPECTIVE ECONOMIC BENEFITS.

                 2.1 Seller covenants to deliver to Purchaser all cash flow from operations which Seller and each Selling Entity may hereafter derive from his or its Disputed Interests in the Partnerships (the "Prospective Economic Benefits"), but Seller and each Selling Entity retains his/its rights to receive proceeds from capital transactions and the return of his/its capital accounts (until such time as the applicable Disputed Economic Interests are assigned under this Agreement). Seller further covenants to deliver to each Partnership a notice in the form attached hereto as Exhibit D notifying each recipient to make payments of the Prospective Economic Benefits directly to Purchaser or its designees from time to time; notwithstanding anything in this Agreement to the contrary, said notice shall be delivered on the date hereof.

                 2.2 In addition, Seller hereby pledges, and hereby causes each Selling Entity to pledge, to Purchaser a present security interest in the Prospective Economic Benefits, the Remainder Entity Interests (hereinafter defined), the Disputed Interests and Disputed Economic Interests as set forth in the applicable Uniform Commercial Code; such interest is given to secure the performance of Seller's and the Selling Entities' obligations under this Agreement to convey ownership and/or the economic and other benefits of ownership, both before and after Closing(s) hereunder, and to secure the repayment of the $27.4 Million Note, the $37 Million Note and the $11.6 Million Note (each as defined in the Settlement Agreement (as hereinafter defined)), and is therefore coupled with an interest and irrevocable. To further evidence such security interest, Seller shall simultaneously with the execution of this Agreement enter into and cause each Selling Entity to enter into the Pledge Agreement attached as Exhibit E.

                 2.3 As part of the assignment of Prospective Economic Benefits, Seller further covenants that he will not take, or cause any Selling Entity to take, any action with respect to the Partnerships from and after the date hereof without first obtaining the written approval of Purchaser or its designees; provided further, that Seller will not fail to take any action with respect to the Partnerships that Purchaser may request from and after the date hereof; and, provided further, that Seller shall cause the Selling Entities to take such action with respect to the Partnerships as Purchaser may request from and after the date hereof. Without limiting the foregoing, to the extent Seller remains a general partner of a Partnership with any control over the management thereof, Seller shall cause that Partnership in accordance with its respective organizational documents to continue to operate its business in the ordinary course, including (without limitation) distributing cash flow and proceeds from capital events to the partners on a regular basis if and when available. The foregoing covenants are coupled with an interest and the rights granted to Purchaser thereunder are irrevocable.

                 2.4 It is intended that the assignment, pledge and security interest created under Sections 2.1 and 2.2 above and the Pledge Agreement referenced therein are pledges of general intangibles governed by
Section 9-318 of the Uniform Commercial Code, as adopted in any jurisdiction relevant to this Agreement. However, if and to the extent the provisions of Sections 2.1 and 2.2 above or such Pledge Agreement would allow any other partner in a Partnership to invoke a right of first offer or first refusal with respect to the Prospective Economic Benefits and such other partner indicates a desire to do so, then, without further action by the parties hereto, the provisions of Sections 2.1 and 2.2 above and such Pledge Agreement shall be suspended, and, if necessary, null and void, with respect to that Partnership until such time as such right of first offer or first refusal is inapplicable or waived.


         3. CONSIDERATION. The consideration for the conveyance of the Disputed Partnership Interests and the Disputed Economic Interests and the agreements set forth herein with respect to the Prospective Economic Benefits is: (a) the settlement of various claims which the parties have against each other with respect to various stock options, employment agreements, real estate transactions and related matters, all as more fully set forth in a separate Settlement Agreement of even or approximate date herewith between Seller and Purchaser (the "Settlement Agreement") and in a Real Estate Master Agreement [Real Estate] of even or approximate date herewith among Seller, Purchaser and Cabot Morgan Real Estate Company (the "Real Estate Master Agreement"); and (b) the following cash (to be paid only in accordance with the Real Estate Master Agreement) allocated as follows:

                          (i)  to the Disputed Partnership Interests and the
Disputed Economic Interests in 3301 Pennsy Drive Associates Limited
Partnership:  $10.00.

                          (ii)  to the Disputed Partnership Interests and the
Disputed Economic Interests in Seventy-Fifth Avenue Associates Limited Partnership and in 75th Avenue Tier II Limited Partnership: $10.00.

                          (iii)  to the Disputed Partnership Interests and the
Disputed Economic Interests in Trak Chicago Limited Partnership I and in Trak Chicago Tier II Limited Partnership: $10.00.

                          (iv)  to the Disputed Partnership Interests and the
Disputed Economic Interests in Combined Properties/Ontario Limited Partnership:
$10.00.


         4.      SELLER'S REPRESENTATIONS AND WARRANTIES.

                 Seller represents and warrants the following to Purchaser as of the date hereof, notwithstanding any independent investigation which Purchaser may have conducted (but subject to the last paragraph of this Section):

                 4.1 As to RSH's Claimed Partnership Interests and the Disputed Economic Interests appurtenant thereto, Seller believes in good faith that he or a Selling Entity is the legal and beneficial owner of RSH's Claimed Partnership Interests and the Disputed Economic Interests appurtenant thereto, and Seller will continue to maintain that claim to the applicable Closing Date(s) (hereinafter defined) and thereafter. Without limiting the foregoing, Seller never agreed, verbally, in writing or otherwise, to admit Herbert H. Haft as a partner (general or limited) in any of the Partnerships and Seller shall diligently prosecute the lawsuit known as Herbert H. Haft v. Ronald S. Haft, 94CA9883 and 94CA12666, pending in District of Columbia Superior Court.

                 4.2 Except to the extent Herbert H. Haft disputes ownership as shown on Exhibits A-3 through A-5, and except as set forth in the Underlying Loan Documents (as defined in the Warehouse Purchase Agreement (as hereinafter defined)): Seller is fully authorized and empowered to execute and deliver this Agreement and all documents contemplated to be executed by Seller hereunder; the execution and performance hereunder by Seller and the Selling Entities will not constitute a breach or default under, or conflict with, any agreement to which Seller or any Selling Entities are parties or by which any of them are bound, or under any law, regulation, court order or similar constraint applicable to Seller or the Selling Entities; Seller and each Selling Entity has complete and unencumbered right and power to consummate the transactions provided for herein without the approval, consent, order or authorization of, or designation, registration or filing with, any person or entity or any governmental or quasi-governmental authority except as set forth elsewhere in this Agreement with respect to bankruptcy; and this Agreement is binding on and enforceable against Seller in accordance with its terms.

                 In the event Purchaser becomes aware of a breach of any warranty or representation of Seller prior to any conveyance under this Agreement and elects to close that conveyance notwithstanding such breach, Purchaser will be deemed to have waived such breach for all purposes with respect to that conveyance. With respect to any alleged breach of Seller's warranties and representations of which Purchaser becomes actually aware only after a conveyance, Purchaser agrees that prior to the exercise of any right or remedy with respect to such alleged breach which has survived that conveyance pursuant to Section 13 of this Agreement, Purchaser will give Seller written notice of such alleged breach and will give Seller a reasonable time in light of the circumstances to cure the condition, circumstance or event which gave rise to such breach, provided Seller will at all times diligently and in good faith attempt to cure such breach or provide adequate protection to Purchaser to protect or indemnify it from all damages and adverse effects of such breach. If Seller cures the breach or otherwise provides such protection, then such breach will be deemed cured and waived for all purposes.

         5.      CLOSING DATE.

                 5.1 The closing(s) ("Closing(s)") of the transactions contemplated herein shall occur (a) with respect to any Disputed Partnership Interest or Disputed Economic Interest which is a general partner's interest, as and when the undisputed Interim Partnership Interest and/or Interim Economic Interest (as such terms are defined in the Purchase Agreement [Warehouse Partnership Interests] dated of even or approximate date herewith between Seller and Purchaser with respect to certain warehouses described therein (the "Warehouse Purchase Agreement")) is to be conveyed pursuant to the terms of the Warehouse Purchase Agreement, but not later than the date that is five (5) years after the date hereof, or (b) with respect to all other Disputed Partnership Interests and Disputed Economic Interests, as and when the transfer of the Remainder Partnership Interests and Remainder Economic Interests (as such terms are defined in the Warehouse Purchase Agreement) are to be conveyed pursuant to the terms of the Warehouse Purchase Agreement, but not later than the date that is five (5) years after the date hereof.

                 5.2 All Closings hereunder shall occur at 10:00 A.M., Washington, D.C. time, at the offices of Jones, Day, Reavis & Pogue, 1450 G Street, N.W., Washington, D.C. 20005. Each date on which a Closing occurs with respect to any Disputed Partnership Interest and Disputed Economic Interest shall be the "Closing Date" with respect thereto.


         6. COSTS. Seller and Purchaser shall each bear their own costs in connection with the transactions described herein, including, but not limited to the fees and expenses of their respective counsel in connection with this Agreement and any litigation arising therefrom (except as otherwise set forth in Section 14.9 below).

         7.      CLOSING.

                 7.1      On the date hereof, Seller shall deliver to Purchaser:

                          (a) The Pledge Agreement referenced in Section 2.

                          (b) the direct payment notice referenced in Section 2.

                          (c) UCC-1 financing statements evidencing the
encumbrance on the Prospective Economic Benefits, the Disputed Interests and the Disputed Economic Interests created by this Agreement and the aforesaid Pledge Agreement.

                 7.2 At the applicable Closing(s), Seller shall deliver to Purchaser, in addition to all other documents or material required by the terms of this Agreement, the following:

                          (a)  For all Disputed Partnership Interests and
Disputed Economic Interests to be conveyed, assignments in the form attached hereto as Exhibits B and C.

                          (b)  For all Disputed Partnership Interests which are
conveyed, such amendments to the agreements of limited partnership of the Partnerships and amendments to each Partnership's certificate of limited partnership in form suitable for filing in the appropriate records, implementing and evidencing the addition and/or substitution of Purchaser for Seller and the Selling Entities, and the admission of Purchaser as a partner in the Partnership, and granting all consents, approvals or waivers of rights necessary or appropriate to accomplish the same, to the extent Seller has power and authority to do the foregoing.

                          (c)  All reports, affidavits and certificates
required by the Code and any other Federal, State or local laws pertaining to this transaction.

                 7.3 On the date hereof and at the Closing(s), Purchaser shall deliver such instruments, in recordable form or otherwise, as may be reasonably required by Seller, Purchaser's title insurer, or the settlement agent as a condition of Closing.


         8.      DEFAULT.

                 8.1 If Seller shall fail to perform any of the covenants or agreements to be performed by Seller, then in any such event, in addition to any legal or equitable remedies it may have (including specific performance, which the parties agree is an appropriate remedy given the circumstances under which this Agreement is entered into and that Purchaser or its parent or affiliates are the sole tenants of the Properties (as defined in the Warehouse Purchase Agreement)), Purchaser may require Seller to cure the default or to compensate Purchaser with monetary damages for any loss, cost, damage or expense Purchaser incurs or may incur as a consequence of the default. Purchaser may not terminate this Agreement.

                 8.2 If Purchaser shall default in its obligation to close hereunder, then, in addition to any legal or equitable remedies Seller may have, including specific performance (which the parties agree is an appropriate remedy given the circumstances under which this Agreement is entered into and that Purchaser or its parent or affiliates are the sole tenants of the Properties), Seller may claim monetary damages for any loss, cost, damage or expense Seller incurs as a consequence of the default. Seller may not terminate this Agreement.


         9. BROKERS. Seller and Purchaser each represent and warrant to the other that no agent or broker has acted on its behalf in connection with this Agreement or the transactions contemplated herein (including, in the case of Seller, Combined Properties Incorporated ("CPI")). Each party to this Agreement shall defend, indemnify and hold harmless the other party and the Partnerships against claims of any agents or brokers alleging to have acted on behalf of the indemnifying party. The foregoing indemnity by Seller applies to any claim made by CPI against any party hereto or against any Partnership, whether CPI claims to have been engaged by Seller, a Selling Entity, or a Partnership.


         10. INDEMNIFICATIONS BY SELLER. Seller shall cause each of the Selling Entities to, and Seller shall, defend, indemnify and hold Purchaser and each of the Partnerships harmless from and against any and all claims, demands, actions, suits, proceedings, judgments, liabilities, settlement amounts, damages, losses, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with the following:

                 (a)      any representation and warranty made by Seller in
Section 4 not being materially true on the date hereof; and

                 (b) any default or alleged default (whether or not any notice or cure period with respect thereto has expired) arising or accruing prior to the date hereof (i) by any Partnership or by Seller on behalf of any Selling Entity, or (ii) by Seller in his capacity as a partner, shareholder, member, director, officer, employee or other principal or agent of any Partnership or Selling Entity, the foregoing indemnifications to be in addition to Purchaser's remedies set forth in Section 8.1 above for default by Seller, if Seller does not cure the default and a transfer occurs.

The procedure for enforcing the foregoing indemnities shall be as set forth in the Settlement Agreement.


         11. INDEMNIFICATIONS BY PURCHASER. Purchaser shall defend, indemnify and hold Seller harmless from and against any claims, demands, actions, suits, proceedings, judgments, liabilities, settlement amounts, damages, losses, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with any representation and warranty made by Purchaser in Section 9 not being materially true on the date hereof, the foregoing indemnification to be in addition to Seller's remedies set forth in Section 8.2 for Purchaser's default. The procedure for enforcing the foregoing indemnities shall be as set forth in the Settlement Agreement.


         12. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties relating to the transfer of the Disputed Partnership Interests and the Disputed Economic Interests and the Prospective Economic Benefits appurtenant thereto. All Exhibits attached to this Agreement are part of this Agreement and incorporated by this reference for all purposes. However, this Agreement is entered into simultaneously with certain agreements (including, without limitation, the Settlement Agreement and the Real Estate Master Agreement, and the Warehouse Purchase Agreement and the Purchase Agreement [Pennsy Drive Warehouses] dated of even or approximate date herewith between Seller and Purchaser relating to certain property located in Landover, Maryland, Bridgeview, Illinois and Ontario, California) as part of an integrated resolution of various real estate-related issues; this Agreement and said other agreement(s) are different elements of the same contractual transaction, although divided for the convenience of the parties into separate documents. Any material breach by Seller of the terms of this Agreement, after taking into account the Warehouse Reserve under the Real Estate Master Agreement, shall be a material breach of all other agreements entered into in connection with this transaction, including (without limitation) the Settlement Agreement and the Real Estate Master Agreement, and vice versa. With respect to the Disputed Partnership Interests and the Disputed Economic Interests and the Prospective Economic Benefits appurtenant thereto, all prior negotiations between the parties are merged in this Agreement and there are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, between them other than as herein set forth. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement or any other agreement referred to herein shall be valid unless in writing and signed by the party against whom it is sought to be enforced. In the event of any conflict between the terms of the Settlement Agreement and the Real Estate Master Agreement (on the one hand) and the terms of this Agreement (on the other hand), the terms of the Settlement Agreement and the Real Estate Master Agreement shall control.


         13. SURVIVAL. The covenants, agreements and indemnities set forth in, or made pursuant to, this Agreement shall survive the date hereof, each Closing, and the filing or recording of any documents indefinitely, except that: (a) any representation and warranty by Seller with respect to a Disputed Partnership Interest or a Disputed Economic Interest shall only survive for two
(2) years after the actual conveyance of that particular Interest hereunder; and (b) all other representations and warranties by either party shall only survive the date hereof for a period of two (2) years.


         14.     MISCELLANEOUS.

                 14.1 This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the respective successors of the parties hereto. This Agreement shall not be assigned by either party. Purchaser shall have the right to designate any parent, subsidiary or affiliated person or entity to acquire any

Disputed Partnership Interest or Disputed Economic Interest and title to the applicable Disputed Partnership Interest or Disputed Economic Interest shall be issued in the name of any such designee(s). Any such designee shall be a beneficiary of all of Seller's representations, warranties, covenants and other agreements in this Agreement.

                 14.2 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to the following addresses and addressees (or to such other addresses as notice may be given of from time to time):

                 If to Purchaser:                Dart Group Corporation
                                                 3300 75th Avenue
                                                 Landover, Maryland 20785
                                                 Attn:  President
                                                          and
                                                 Attn:  General Counsel

                 with copies to:                 Kenneth J. Ayres, Esq.
                                                        and
                                                 Steven A. Teitelbaum, Esq.
                                                 Jones, Day, Reavis & Pogue
                                                 1450 G Street, N.W.
                                                 Washington, D.C.  20005

                 If to Seller:                   Mr. Ronald S. Haft
                                                 c/o Combined Properties
                                                          Incorporated
                                                 1899 L Street, N.W.
                                                 Ninth Floor
                                                 Washington, D.C.  20036

                 with a copy to:                 Arne Sorensen, Esq.
                                                 Latham & Watkins
                                                 1001 Pennsylvania Avenue, N.W.
                                                 Washington, D.C.  20004

Notices shall be deemed to have been given at the time of receipt (refusal to accept delivery, or inability to make delivery because of an incorrect or outdated address provided by the intended recipient, shall constitute receipt).

                 14.3 This Agreement shall be construed in accordance with the internal laws of the State of Maryland, without regard to conflicts of laws. The parties acknowledge that Maryland law is chosen, even with respect to those Partnerships which are not in Maryland, because Maryland has the most contacts with the transactions contemplated herein.

                 14.4 If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision herein shall remain in full force and effect. The parties expressly acknowledge and agree that this Agreement has been entered into with respect to all of the Partnerships solely for the convenience of the parties and not in order to create any additional rights in any person other than the parties hereto. The terms and conditions of this Agreement with respect to each Partnership shall be interpreted separately such that if any provision of this Agreement with respect to any Partnership is ever held to be invalid or unenforceable, the provisions of this Agreement with respect to the remaining Partnerships shall be unaffected by such invalidity or unenforceability.

                 14.5 The captions of this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any term hereof.

                 14.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                 14.7 Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include the other gender where appropriate. All agreements, covenants, and representations and warranties of Seller and the Selling Entities shall be joint and several among the persons making the same.

                 14.8 If the final date of any period provided for herein for the performance of an obligation or for the taking of any action falls on a Saturday, Sunday or banking holiday, then the time of such period shall be deemed extended to the next day which is not a Saturday, Sunday or banking holiday.

                 14.9 In the event that a legal action is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to collect its costs of court, including reasonable attorneys fees.

                 IN WITNESS WHEREOF, the parties have duly executed and sealed this Agreement as of the day and year first above written.


                                            PURCHASER:
                                            ---------
ATTEST:                                     DART GROUP CORPORATION
------


                                            By:  /s/ Robert A. Marmon
-----------------------                          ----------------------------
[Corporate Seal]                                 Name:
                                                 Title:




WITNESS:                                    SELLER:
-------                                     ------


                                            /s/ Ronald S. Haft          (Seal)
-----------------------                     ----------------------------
                                            RONALD S. HAFT, personally


The undersigned, being a wholly-owned subsidiary of Dart Group Corporation, hereby guaranties the performance of Dart Group Corporation under the foregoing Disputed Partnership Interest Purchase Agreement [Warehouses].


ATTEST:                                     CABOT MORGAN REAL ESTATE COMPANY


                                            By:  /s/ Robert A. Marmon
--------------------                             --------------------------
[Corporate Seal]                                 Name:
                                                 Title: